Exhibit 10.45

 Amendment to Employment Agreement

This Amendment is made this March 23, 2007 (the “Amendment Date”), by and between Interline Brands, Inc., a New Jersey Corporation (“Company”), whose address is 801 West Bay Street, Jacksonville, Florida 32204 and Lucretia Doblado (“Executive”).

WHEREAS, the Executive is currently an employee of the Company; and

WHEREAS, the Company and the Executive desire to amend and restate the employment agreement entered into by, and between the parties, dated as of October 30, 2006, (“Agreement”); and

WHEREAS, the Company considers it essential to its best interests and the best interests of its stockholders to provide for the continued employment of the Executive by the Company and to amend the Agreement; and

WHEREAS, the Executive is willing to accept and continue her employment on the terms hereinafter set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.             Section 8(a) of the Agreement is hereby deleted in its entirety and shall be replaced with the following provisions and incorporated into the Agreement as the new and substituted Section 8(a):

“(a) The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates, the valuable confidential business information in such Executive’s possession and the customer goodwill associated with the ongoing business practice of the Company, and accordingly agrees as follows:

(i)              During the Employment Term and, for a period ending on the expiration of one year following the termination of the Executive’s employment (the “Restricted Period”), the Executive will not directly or indirectly, (i) engage in any business for the Executive’s own account that competes with the business of the Company, (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company, (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the business of the Company, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its affiliates that are engaged in a business similar to the business of the Company (the “Company Affiliates”) and customers or suppliers of tile Company or the Company Affiliates. (ii) Notwithstanding anything to the contrary in this Agreement, the Executive may directly or indirectly own, solely as a passive investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling person of, or a member or a group which controls, such person and (ii) does nol. directly or indirectly, own one percent (1%) or more of any class of securities or such person.

(iii) During the Restricted Period, and for an additional one year after the end of the Restricted Period, the Executive will not, directly or indirectly, (1) without the written consent of the Company, solicit or encourage any employee of the Company or the Company Affiliates to leave the employment of the Company or the Company Affiliates, or (2) without the written consent of the Company (which shall not be unreasonably withheld), hire any such employee who has left the employment of the Company or the Company Affiliates (other than as a result of the termination of such employment by the Company or the Company Affiliates) within one year after the termination of such employee’s employment with the Company or the Company Affiliates.

(iv) During the Restricted Period, the Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or the Company Affiliates any consultant then under contract with the Company or the Company Affiliates.”

2.             Except as modified or amended herein, the Agreement remains in full force and effect. Nothing contained herein invalidates or shall impair or release any covenant, condition or stipulation in the Agreement, and the same, except as herein modified and amended, shall continue in full force and effect.

3.             This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Agreement. The parties specifically agree that facsimile signatures are acceptable and permitted and shall be considered original and authentic. Each party executing this Amendment represents that such party has the full authority and legal power to do so.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

INTERLI NE BRANDS, INC.

By:	/s/ Michael Grebe
Name: Michael Grebe
Title: Chief Executive Officer

EXECUTIVE

By:	/s/ Lucretia Doblado
Name: Lucretia Doblado
Title: Chief Information Officer